PLAN OF REORGANIZATION AND MERGER AGREEMENT

        This Plan of Reorganization and Merger Agreement ("Agreement") is made and entered into as of this 3rd day of September, 1999 by and between Humboldt Bancorp ("Humboldt"), a California corporation and Silverado Merger Corporation ("Silverado"), a California corporation.

                            RECITALS AND UNDERTAKINGS

        A. Humboldt is duly organized and existing under the laws of the State of California with its principal offices located in Eureka, California. Silverado is duly organized and existing under the laws of the State of California with its principal offices located in Eureka, California.

        B. As of the date hereof, Humboldt has 50,000,000 shares of no par value common stock authorized and 4,514,731 shares outstanding.

        C. As of the date hereof, Silverado has an authorized maximum number of shares of capital stock consisting of 20,000,000 shares of no par value common stock, of which 45,002 shares of common stock are outstanding, and 10,000,000 shares of preferred stock, of which no shares of preferred stock are outstanding. Prior to the Effective Date (as defined in Section 1.2 herein), Silverado will have no more than 45,002 shares outstanding, reflecting the number of shares of common stock outstanding as of the date of this Agreement.

        D. It is contemplated that in the merger Silverado will be merged with and into Humboldt, and Humboldt will be the surviving corporation of such merger (the "Merger").

        E. The Boards of Directors of Humboldt and Silverado have, respectively, approved this Agreement and authorized its execution.

        F.  The   parties   intend   that  the   Merger  be   structured   as  a
"reorganization" under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the mutual agreements of the parties contained herein, the parties hereby agree as follows:

Section 1.  General

        1.1 The Merger. On the Effective Date, Silverado shall be merged into Humboldt, and Humboldt shall be the surviving corporation (the "Surviving Corporation"), and its name shall continue to be "Humboldt Bancorp."

        1.2 Effective Date. This Agreement shall become effective on September 10, 1999 or such other date as is agreed to by the parties hereto (the "Effective Date").

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        1.3 Articles of  Incorporation  and Bylaws.  On the Effective  Date, the
Articles of Incorporation of Humboldt, as in effect immediately prior to the Effective Date, shall be and remain the Articles of Incorporation of the Surviving Corporation; the Bylaws of Humboldt shall be and remain the Bylaws of the Surviving Corporation until altered, amended or repealed.

        1.4 Directors and Officers of the Surviving Corporation. On the Effective Date, the directors and officers of Humboldt immediately prior to the Effective Date shall be and remain the directors and officers of the Surviving Corporation. Directors of the Surviving Corporation shall serve until the next Annual Meeting of Shareholders of the Surviving Corporation or until such time as their successors are elected and have qualified.

        1.5    Effect of the Merger.

               a. Assets and Rights. Upon the Merger becoming effective, all rights, privileges, franchises and property of Silverado, and all debts and liabilities due or to become due to Silverado, including things in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion transferred to and vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall have and hold the same in its own right as fully as the same was possessed and held by Silverado.

               b. Liabilities. Upon the Merger becoming effective, all debts, liabilities, and obligations due or to become due of, and all claims or demands for any cause existing against Silverado shall be and become the debts, liabilities, obligations of, and the claims and demands against, the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred or become liable for them.

               c. Creditors' Rights and Liens. Upon the Merger becoming effective, all rights of creditors of Silverado, and all liens upon the property of Silverado, shall be preserved unimpaired, limited in lien to the property affected by the liens immediately prior to the Effective Date.

               d. Pending Actions. Upon the Merger becoming effective, any action or proceeding pending by or against Silverado shall not be deemed to have abated or been discontinued, but may be prosecuted to judgment, with the right to appeal or review as in other cases, as if the Merger had not taken place or the Surviving Corporation may be substituted for Silverado.

        1.6 Further Assurances. Humboldt and Silverado each agree that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation as the case may be, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns may deem necessary or desirable, in order to evidence the transfer, vesting or devolution of any property right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this
Section 1 and otherwise to carry out the intent and purposes hereof.


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Section 2.  Capital Stock of the Surviving Corporation

        2.1 Stock of Silverado. Upon the Merger becoming effective, the shares of capital stock of Silverado issued and outstanding immediately prior to the Effective Date shall thereupon be converted into and exchanged for 45,002 shares of fully paid and nonassessable common stock of Humboldt as the Surviving Corporation.

        2.2    Exchange Procedure.

               a. Humboldt shall act as payment agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Silverado common stock for shares of Humboldt common stock as provided by Section 2.1.

               b. If any holder of Silverado common stock shall be unable to surrender his or her stock certificates representing Silverado common stock because such certificates have been lost or destroyed, such holder of Silverado common stock may deliver in lieu thereof an indemnity bond in form and substance and with a surety satisfactory to Silverado.

Section 3.  Approvals

        3.1 Shareholder Approval. This Agreement shall be submitted to the shareholders of Silverado for ratification and approval in accordance with the applicable provisions of law.

        3.2 Regulatory Approvals. The parties shall obtain the waivers, consents and approvals of all regulatory authorities as required for consummation of the Merger on the terms herein provided.

Section 4.  Conditions, Termination and Payment of Expenses

        4.1 Conditions to the Merger. Consummation of the Merger is conditioned upon:

               a. ratification and approval of this Agreement by the shareholders of Silverado as required by law;

               b. obtaining all other consents and approvals, and satisfaction of all other requirements prescribed by law which are necessary for consummation of the Merger;

               c.   obtaining  all  consents  or  approvals,   governmental   or
otherwise, which are or, in the opinion of counsel for Humboldt may be, necessary to permit or enable the Surviving Corporation, upon and after the Merger, to conduct all or any part of the business and activities of Humboldt up to the time of the Merger, in the manner in which such activities and business are then conducted;

               d. the appointment of at least three and a maximum of five of Silverado's organizers and/or directors to the Board of Directors of Capitol Valley Bank, a wholly-owned subsidiary of Humboldt;



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               e.  the  execution  of the  Shareholder  Agreement  between  each organizer  and/or  director of Silverado  and  Humboldt in the form  attached as
Exhibit 1;

               f. the execution of the Warrant Agreement between each organizer and/or director of Silverado and Humboldt in the form attached as Exhibit 2;

               g. the purchase of an aggregate of 108,333 shares of Humboldt common stock at $12.00 per share by the organizers and/or directors of Silverado on or before August 20, 1999;

               h. the determination by Humboldt that the only liabilities of Silverado in existence at the Effective Date shall be as set forth in Schedule 4.1;

               i. the satisfactory release of the Silverado building lease without any continuing liability to Humboldt except as set forth in Schedule 4.1: and

               j. performance by each party hereto of all of its respective obligations hereunder to be performed prior to the Merger becoming effective.

        4.2 Termination of the Merger. If any condition in Paragraph 4.1 has not been fulfilled with respect to the Merger, or, if in the opinion of a majority of the Board of Directors of any of the parties:

               a. any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed Merger which makes consummation of such Merger inadvisable; or

               b. for any other reason consummation of such Merger is inadvisable;

then this Agreement may be terminated at any time before such merger becomes effective. Upon termination, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of the parties or their respective directors, officers, employees, agents or shareholders, except as provided in Section 4.3 hereof.

        4.3 Expenses of the Merger. Humboldt shall bear the expenses of the Merger, including filing fees, accountants' fees and legal fees.

Section 5.  Miscellaneous

        5.1 Assignment. Neither party shall have the right to assign its rights or obligations under this Agreement.


        5.2 Execution. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute one and the same instrument.


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        5.3 Governing  Law. This Agreement is made and entered into in the State of California, and the laws of said State shall govern the validity and interpretation hereof.

        5.4 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the Merger and supersedes all prior arrangements or understandings with respect thereto.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                HUMBOLDT BANCORP




                                   By:__________________________________________
                                       Theodore Mason, President



                                  By:__________________________________________
                                     Alan Smyth, Secretary


                                            SILVERADO MERGER CORPORATION




                                 By:__________________________________________
                                    Hal Giomi, President


                                By:__________________________________________
                                   Donald Leary, Secretary